Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2003 relating to the financial statements, which appears in SIGA Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated July 17, 2003 relating to the financial statements of Plexus Vaccine Inc., which appears in the Current Report on Form 8-K/A of SIGA Technologies, Inc. dated July 22, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
July 24, 2003